As filed with the Securities and Exchange Commission on June 1, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CYBERONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0236465
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

100 Cyberonics Blvd.,
Cyberonics Building,
Houston, Texas 77058
(281) 228-7200
(Address of principal executive offices, including zip code)

CYBERONICS, INC. 2005 STOCK PLAN
(Full title of the plan)

Pamela B. Westbrook
Vice President & Chief Financial Officer
100 Cyberonics Blvd.,
Cyberonics Building,
Houston, Texas 77058
(Name and address of agent for service)

(281) 228-7200
(Telephone number, including area code, of agent for service)

Copies to:
David P. Oelman
Vinson & Elkins L.L.P.
2300 First City Tower, 1001 Fannin Street
Houston, Texas 77002
(713) 758-2222

CALCULATION OF REGISTRATION FEE

Title of	Maximum	Proposed maximum	Proposed maximum
securities to be	Amount to be	offering price per	aggregate	Amount of
registered	registered(1)(2)	share(3)	offering price	registration fee
Common Stock, $.01 par value	1,000,000 Shares	$34.05	$34,050,000	$4,008

(1)	The number of shares of Common Stock registered hereby consists of 1,000,000 shares authorized to be issued under the 2005 Stock Plan (the “Plan”). The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Includes preferred share purchase rights associated with the Common Stock. No separate fee is payable in respect of the registration of such preferred share purchase rights.

(3)	Estimated in part pursuant to Rule 457(h) under the Securities Act of 1933 (the “Securities Act”), and in part pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share represents a weighted average of the foregoing estimates calculated in accordance with Rule 457(c) and 457(h) under the Securities Act.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses of prospectus supplements pursuant to Rule 424. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the “Prospectus”).

Explanatory Note

     This Registration Statement on Form S-8 is being filed for the purpose of registering 1,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of Cyberonics, Inc. (the “Company”) to be issued pursuant to the Company’s 2005 Stock Plan (the “Plan”). In March 2005, the Board of Directors of the Company approved the Plan, subject to stockholder approval. Stockholder approval of the Plan was received at the Special Meeting of Stockholders held on May 19, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents previously filed with the Commission are incorporated by reference and made a part of this prospectus.

•	our Annual Report on Form 10-K for the year ended April 30, 2004;

•	our Quarterly Reports on Form 10-Q for each of the quarters ended July 30, 2004, October 29, 2004 and January 28, 2005; and

•	the description of our common stock contained in our registration statement on Form 8-A dated February 10, 1993, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

     All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference of this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article VIII of Cyberonics’ Certificate of Incorporation, a copy of which is filed as Exhibit 4.1, provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”).

     Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person (“indemnitee”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by or in the right of the corporation, by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation’s request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorney’s fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 of the DGCL also empowers Cyberonics to purchase and maintain insurance on behalf of any person who is or was an officer or director of Cyberonics against liability asserted against or incurred by him in any such capacity, whether or not Cyberonics would have the power to indemnify such officer or director against such liability under the provisions of Section 145. Cyberonics intends to purchase and maintain a directors’ and officers’ liability policy for such purposes.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3 filed with the Commission on February 21, 2001).

4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Report on Form 8-K filed with the Securities & Exchange Commission on September 12, 2000).

4.3	Cyberonics, Inc. 2005 Stock Plan (incorporated by reference to Annex A to the Company’s Proxy Statement on Schedule 14A filed with the Commission on April 14, 2005).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of independent registered public accounting firm.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page to this registration statement).

*	Filed herewith.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable rounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of June 2005.

CYBERONICS, INC.
By:	/s/ Pamela B. Westbrook
Pamela B. Westbrook
Vice President, Finance and Administration, and Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Cummins and Pamela B. Westbrook as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 1st day of June 2005.

Signature	Title

/s/ Robert P. Cummins Robert P. Cummins	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
/s/ Pamela B. Westbrook Pamela B. Westbrook	Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)
* Reese S. Terry, Jr.	Director
* Stanley H. Appel, M.D.	Director
* Tony Coelho	Director
* Guy C. Jackson	Director
* Michael J. Strauss, M.D.	Director
* Alan J. Olsen	Director
* Ronald A. Matricaria	Director

Signature	Title
* Kevin S. Moore	Director
* By: /s/ Pamela B. Westbrook Pamela B. Westbrook, Attorney-in-Fact

INDEX TO EXHIBITS

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3 filed with the Commission on February 21, 2001).

4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Report on Form 8-K filed with the Securities & Exchange Commission on September 12, 2000).

4.3	Cyberonics, Inc. 2005 Stock Plan (incorporated by reference to Annex A to the Company’s Proxy Statement on Schedule 14A filed with the Commission on April 14, 2005).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of independent registered public accounting firm.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page to this registration statement).

*	Filed herewith.